AMERICAN STOCK TRANSFER & TRUST COMPANY


                                                              August 14, 2002

Mr. Thomas B. Winmill CEF ADVISERS, INC.
11 Hanover Square, 12th Floor
New York, NY 10005

Dear Mr. Winmill:

     This will confirm our agreement whereby American Stock Transfer & Trust Company will provide INTERNET GROWTH FUND, INC. with complete Registrar and stock Transfer Agent services as indicated below for the flat monthly fee of $500.00. Please note that our fees cover all services that you require including unlimited transfers, reports and mailings to shareholders. The only additional charges will be reimbursement of out-of-pocket expenses such as postage and stationary. The expense for your 800 telephone number, liquidation of fractional shares, record retention, microfiche, fulfillment of semi and annual report requests, and label production will be absorbed by AST. We guarantee this rate for a period of three years.

     If inconsistent, this express understanding regarding corporation governs over the Certificate of Appointment and AST Regulations.

     All of the following services are included in our flat monthly fee:

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CERTIFICATES
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o    Issuing and registering all stock certificates.

o Issuing stock options shares electronically through the DWAC system. o Processing legal transfers and transactions requiring special handling. o Requesting opinion from company's counsel for restricted shares. o Mailing certificates to shareholders as a result of transfers. o Providing e-mail access for the same day issuance for original issuance. o Providing daily reports of processed transfers.

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ACCOUNT MAINTENANCE
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o    Maintaining all shareholder accounts.

o    Placing, maintaining and removing stop transfers.

o    Social Security solicitation.

o    Providing a general 800 number for shareholder inquiries.

o    Handling shareholder/broker inquiries, including Internet correspondence.

o    Issuance of audit confirmations to company's auditors.

                                                           Mr. Thomas B. Winmill
                                                              CEF Advisers, Inc.
                                                                        Page Two


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ANNUAL SHAREHOLDER MEETING
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o    Soliciting proxy votes for routine meetings.

o    Imprinting shareholders' names on proxy cards.

o    Mailing material to shareholders.

o    Enclosing multiple proxy cards to same household in one envelope.

o    Receiving remote electronic transmissions from ADP/IECA.

o Transmitting daily proxy tabulation reports to the company via facsimile or telephone.

o    Verifying broker bills.

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PROXY DISTRIBUTION AND TALLYING
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o        Tabulating proxies.

o Internet proxy voting (voteproxy.com). AST can be contacted via the Internet at our website: www.amstock.com and can receive e-mail at info@amstock.com.

o    Preparing final Proxy Tabulation Reports.

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CASH DISTRIBUTION PAYMENTS
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o    Preparing and mailing checks to shareholders.

o    Inserting all required enclosures.

o    ACH/Direct Deposit services.

o    Issuing replacement checks.

o    Maintaining Postal return items.

o    Reconciling checks.

o    Providing check registers to company.

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DIVIDEND REINVESTMENT PLAN ADMINISTRATION
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o    Opening and maintaining participant accounts.

o Acknowledging and processing reinvestment, direct debit and optional cash payments.

o    Mailing quarterly dividend reinvestment statements.

o    Corresponding with plan participants.

o    Mailing proceeds to plan participants liquidating or terminating the plan.

o    Mailing year-end tax information to plan participants and the IRS.

o    Providing periodic investment reports to the company.

                                                           Mr. Thomas B. Winmill
                                                              CEF ADVISERS, INC.
                                                                      Page Three

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TAX FORMS
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o    Mailing year-end 1099 forms to shareholders.

o    Furnishing year-end 1099 forms to shareholders.

o    Replacing lost 1099 forms to shareholders.

o    Escheatment reports furnished to various state agencies.

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LISTS AND MAILINGS
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o    Monitoring and suppressing undeliverable mail until correct address is located.

o    Furnishing unlimited shareholder lists, in any sequence.

o Providing geographical detail reports of stocks issued/surrendered for a specific period.

o    Locate lost shareholders in accordance with SEC regulations.

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REMOTE ACCESS
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     American Stock Transfer & Trust Company provides our clients with remote access to shareholder records through a secure connection to our website. You can quickly access any type of shareholder data and print out the various reports you need instantly from your offices. Utilizing this feature will make our services appear as if AST was located in your own offices.

     If the above meets your approval, kindly sign where indicated and return one copy to us for our records.
                                                     Very truly yours,

                                                     AMERICAN STOCK TRANSFER
                                                     & TRUST COMPANY

                                                     /s/ Michael Karfunkel


                                                     Michael Karfunkel
                                                     President
AGREED TO AND ACCEPTED
THIS 14th DAY OF August, 2002.

By:  /s/ Thomas B. Winmill
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Thomas B. Winmill, President
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